Exhibit 10.17

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of December 26, 2006, by and among Aldabra Acquisition Corporation, a Delaware corporation (the “Company”); Madison Dearborn Capital Partners IV, L.P., a Delaware corporation (“MDCP”), certain directors and officers of the Company who are shareholders of the Company on the date hereof and who are signatories to this Agreement (the “Aldabra Shareholders”), each of the Persons listed on the signature pages hereto as “Other Investors” (the “Other Investors”), and for the purposes set forth in Section 13(e), Great Lakes Dredge & Dock Holdings Corp. (“Holdco”).  Certain capitalized terms have the meanings set forth in Section 12 hereof.  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Merger Agreement (as hereinafter defined).

The Company, GLDD Acquisitions Corp. (“GLDD”), Aldabra Merger Sub, L.L.C., a Delaware limited liability company (“Merger Sub”), MDCP (solely in its capacity as Company Representative) and the Buyer Representative (as named therein) are parties to that certain Agreement and Plan of Merger, dated as of June 20, 2006 (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”) pursuant to which GLDD is merging with and into Merger Sub (the “Merger”).

The Aldabra Shareholders own shares of Common Stock of the Company and warrants exercisable for shares of Common Stock and are agreeing to the covenants herein as a condition to the obligation of the Company to consummate the Merger.

Certain Other Investors are members of management of GLDD and its Subsidiaries are parties to a Management Equity Agreement among such Other Investors and the Company dated as of December 26, 2003 (as amended or modified from time to time, the “Management Equity Agreement”) and are acquiring shares of Common Stock of the Company in connection with the Merger and agreeing that the Common Stock so acquired remain subject to certain restrictions of the Management Equity Agreement and that certain other provisions of the Management Equity Agreement are hereby terminated.

MDCP and certain Other Investors that are not members of management of the Company are acquiring shares of Common Stock of the Company in connection with the Merger.

The Company’s execution and delivery of this Agreement is a condition to GLDD’s obligations under the Merger Agreement.

The parties hereto agree as follows:

1.             Board Representatives.  Subject to the limitations set forth in this Section 1, the holders of a majority of MDCP Registrable Securities shall have the right to designate up to the Applicable Number of representatives for election to the Board (individually a “Board Representative” and collectively the “Board Representatives”).  The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:

(a)           Interim Appointment of Directors.  From and after the date that MDCP is no longer entitled to designate directors with multiple votes (as determined in accordance with the Company’s Certificate of Incorporation) (the “Beginning Date”) until the Expiration Date, the holders of a majority of the MDCP Registrable Securities may nominate up to the Applicable Number of Board Representatives to be elected to the Board.  Subject only to such actions not being in violation of the fiduciary duties of members of the Board to the Company, the Company shall take all action necessary such that the number of directors on the Board shall (if necessary) be increased by the Applicable Number and such vacancies shall be filled by the designees of the holders of a majority of MDCP Registrable Securities effective as of the day following the Beginning Date (or, if later, the date that the holders of a majority of MDCP Registrable Securities determines to appoint such Board Representative); provided that if the Company avoids its obligations under this sentence or this Section 1(a) because it deems such nomination to be in violation of fiduciary duties of members of the Board, the holders of MDCP Registrable Securities shall be entitled to appoint an alternative nominee to be a Board Representative.  Each Board Representative appointed pursuant to this Section 1(a) shall continue to hold office until such Board Representative’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this Section 1.

(b)           Continuing Designation of Board Representatives.  On and prior to the Expiration Date, in connection with the expiration of the term of any Board Representative, the Company shall, subject to the provisions of Section 1(c) and subject only to such nomination not being in violation of the fiduciary duties of members of the Board, nominate the Board Representative(s) designated by the holders of a majority of MDCP Registrable Securities for election to the Board by the holders of voting capital stock and solicit proxies from the Company’s stockholders in favor of the election of such Board Representative(s); provided that if the Company avoids its obligations under this sentence or this Section 1(b) because it deems such nomination to be in violation of fiduciary duties of members of the Board, the holders of MDCP Registrable Securities shall be entitled to appoint an alternative nominee to be a Board Representative.  Subject to the provisions of Section 1(c), the Company shall use commercially reasonable efforts to cause such Board Representative(s) to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Board Representative(s) and including recommending approval of such Board Representative(s)’ appointment to the Board as provided for in the Company’s proxy statement) and shall not take any action which would diminish the prospects of such Board Representative(s) being elected to the Board.

(c)           Termination of Board Representative Designation Rights.  The right of holders of a majority of MDCP Registrable Securities to designate a Board Representative pursuant to this Section 1 shall terminate on the Expiration Date.  If the rights of holders of a majority of MDCP Registrable Securities to designate a Board Representative cease under the immediately preceding sentence, then the Company may use commercially reasonable efforts to effect the removal of such director.

(d)           Resignation; Removal; and Vacancies.

(i)                                     Resignation.  An elected Board Representative may resign from the Board at any time by giving written notice to the Company at its principal executive office.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

(ii)                                  Removal.  So long as the holders of a majority of MDCP Registrable Securities retain the right to designate a director pursuant to Section 1(b), the Company shall use commercially reasonable efforts to remove any Board Representative only if so directed in writing by the holders of a majority of MDCP Registrable Securities.

(iii)                               Vacancies.  In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of the Board Representative designated by the holders of a majority of MDCP Registrable Securities, then the Company shall use commercially reasonable efforts to fill such vacancy with a representative designated by the holders of a majority of the MDCP Registrable Securities as provided hereunder, in either case to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Board in the manner set forth in the Company’s Bylaws).  If the holders of MDCP Registrable Securities fail or decline to fill the vacancy, then the directorship shall remain open until such time as the holders of a majority of MDCP Registrable Securities elect to fill it with a representative designated hereunder.  During any such period that the holders of MDCP Registrable Securities, as the case may be, are entitled to, but have failed or declined to, designate a Board Representative, the holders of a majority of MDCP Registrable Securities shall have the right to designate one representative to attend all Board meetings as a non-voting observer.  The observer shall be entitled to notice of all Board meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to members of the Board, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board as a non-voting observer, and shall be entitled to fees and expenses paid to Board Representatives pursuant to Section 1(e).

(e)           Fees & Expenses.  Board Representatives shall be entitled to fees, other compensation and reimbursement of expenses paid to Board members who are not employees of the Company or its Subsidiaries.

(f)            Subsidiary Boards; Committees.  Subject to applicable law, at the request of MDCP, the Company shall use commercially reasonable efforts to cause the Board Representative(s) to have proportional representation (relative to their percentage on the whole Board) on the board of directors (or similar governing body) of each Subsidiary of the Company (each, a “Sub Board”) and each committee of the Board and each Sub Board.

(g)           Reporting Information.  With respect to each Board Representative designated pursuant to the provisions of this Section 1, the holders of MDCP Registrable Securities shall cause the Board Representative to provide to the Company with all necessary assistance and information related to such Board Representative that is required under Regulation 14A under the Securities Exchange Act of 1934 (as amended) to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

2.             Covenants.

(a)           Financial Statements and Other Information.  The Company shall deliver to each holder of more than 25% of the MDCP Registrable Securities:

(i)                                     as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year;

(ii)                                  within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such items shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by a senior executive officer of the Company;

(iii)                               within 90 days after the end of each fiscal year, consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) when applicable, a copy of such firm’s annual management letter to the Company’s board of directors;

(iv)                              promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or its Subsidiaries’ operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(v)                                 not later than 45 days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

(vi)                              with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 2(a) may reasonably request.

Each of the financial statements referred to in subparagraphs (i), (ii) and (iii) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole).

(b)           Inspection Rights.  The Company shall permit any representatives designated by any holder of more than 25% of the MDCP Registrable Securities, upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.  The presentation of an executed copy of this Agreement by any such holder to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

(c)           Confidentiality.  To the extent that any such information made available to any holder of MDCP Registrable Securities would require disclosure under Regulation FD, such holder shall as a condition to receiving any such information that is not otherwise publicly available agree in writing to keep such information confidential and not disclose such information to any Person (i) unless such Person agrees to keep such information confidential or (ii) except as may be required by applicable law (including securities law).  Each holder of Registrable Securities party to this Agreement shall be deemed by its execution hereof to have satisfied the condition referred to in this Section 2(c).

(d)           Restrictions.  As long as MDCP owns at least 25% of the voting power of all shares of capital stock of the Company, from and after the Effective Time, the Company shall not, without the prior written consent of MDCP:

(i)                                     directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities, except that the Company may declare and pay dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock and any Subsidiary may declare and pay dividends or make distributions to the Company or any Wholly-Owned Subsidiary;

(ii)                                  directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company’s or any Subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company’s right of first refusal upon a proposed transfer.

(iii)                               except as expressly contemplated by this Agreement and the Merger Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity or voting features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities);

(iv)                              make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Company or a Wholly-Owned Subsidiary), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below, (c) Investments having a stated maturity no greater than one year from the date the Company or any Subsidiary makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., or (d) loans for acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company’s right of first refusal upon a proposed transfer;

(v)                                 merge or consolidate with any Person;

(vi)                              sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company’s board of directors in its reasonable good faith judgment) in any transaction or series of related transactions or sell or permanently dispose of any of its or any Subsidiary’s Intellectual Property Rights;

(vii)                           liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

(viii)                        acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), except acquisitions for purchase consideration of not more than $20,000,000 in the aggregate, or any joint venture;

(ix)                                reclassify or recapitalize any securities of the Company or any of its Subsidiaries;

(x)                                   enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than dredging and demolition;

(xi)                                make any amendment to or rescind (including, without limitation, in each case by merger or consolidation) any provision of the certificate of incorporation or articles of incorporation, or the by-laws, of the Company or any of its Subsidiaries, or file any resolution of the board of directors with the secretary of state of the state of incorporation of the Company or any of its Subsidiaries;

(xii)                             enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

(xiii)                          create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, indebtedness for borrowed money and/or capitalized lease obligations exceeding an aggregate principal amount of $20,000,000 outstanding at any time on a consolidated basis, other than pursuant to facilities in effect on the date of this Agreement;

(xiv)                         issue or sell, or permit any Subsidiary to issue or sell, any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary; or

(xv)                            agree to any of the foregoing.

(e)           Affirmative Covenants.  As long as MDCP owns at least 25% of the voting power of all shares of capital stock of the Company, from and after the Effective Time, the Company shall unless it has received the prior written consent of MDCP:

(i)                                     at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(ii)                                  maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

(iii)                               pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien, encumbrance or  other restriction upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(iv)                              comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(v)                                 comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole;

(vi)                              apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured companies of similar size engaged in similar lines of business; and

(vii)                           maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

3.             Demand Registrations.

(a)           Requests for Registration.  At any time after the date hereof, the holders of at least a majority of MDCP Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities (i) on Form S-1 or any similar long-form registration (“Long-Form Registrations”) and (ii) on Form S-3 or any similar short-form registration (“Short-Form Registrations”) if available.  In addition, from and after February 17, 2008, the holders of at least a majority of Aldabra Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities in the form of (i) a Long-Form Registration and (ii) a Short-Form Registration, if available.  All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations.”  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and (subject to the remainder of this Section 3) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)           Number of Demand Registrations.  The holders of MDCP Registrable Securities shall be entitled to request three Long-Form Registrations and an unlimited number of Short-Form Registrations and the holders of Aldabra Registrable Securities shall be entitled, to the extent provided under Section 3(a), to request one Long-Form Registration and one Short-Form Registration, as applicable, with respect to which the Company shall pay all Registration Expenses as set forth in Section 4; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $20 million.  A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective.

(c)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of 50% or more of the Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included therein, then the Company (i) shall include in such registration only such number as may be sold therein in such an orderly manner, and (ii) prior to the inclusion of any securities which are not Registrable Securities shall include Registrable Securities pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder (with the pro rata share of each such holder determined in accordance with Section 4 of this Agreement); provided, however, that if the managing underwriters determine that the inclusion of the number of Other Investor Registrable Securities and Aldabra Registrable Securities proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Other Investor Registrable Securities and Aldabra Registrable Securities as necessary to negate such adverse impact; provided that the provisions of the foregoing proviso shall not apply in a demand registration effected by holders of Aldabra Registrable Securities in accordance with the second sentence of Section 3(a).

(d)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within 120 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 4 and in which there was no reduction in the number of Registrable Securities requested to be included.  In addition, the Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Long-Form Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.

(e)           Selection of Underwriters.  If the Company is offering and selling securities in any registered offering, the Company’s board of directors shall select the investment banker(s) and manager(s) to administer such offering.

(f)            Form S-3.  If the holders of Registrable Securities do not intend to distribute the Registrable Securities by means of an underwritten Public Offering, the Company may, if it is then eligible to do so, effect the registration of the Registrable Securities on Form S-3 or any comparable or successor form or forms if such form is available for use by the Company pursuant to and in accordance with the Securities Act.

4.             Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities under the Securities Act (including pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and (subject to the remainder of this Section 4) shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b)           Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company (i) shall include in such registration only such number as may be sold therein in such an orderly manner, and (ii) prior to the inclusion of any securities which are not Registrable Securities, shall include Registrable Securities pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Piggyback Registration on or prior to February 17, 2008 (a “Prior Registration”) as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (ii) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Piggyback Registration after February 17, 2008, determined as such holder’s Revised Pro Rata Share;  provided, further that if the managing underwriters determine that the inclusion of the number of Other Investor Registrable Securities and Aldabra Registrable Securities proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Other Investor Registrable Securities and Aldabra Registrable Securities pro rata as necessary to negate such adverse impact.

(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (including pursuant to a Demand Registration), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company (i) shall include in such registration only such number as may be sold therein in such an orderly manner, and (ii)

prior to the inclusion of any securities which are not Registrable Securities shall include Registrable Securities pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Prior Registration as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (ii) shall be determined, for each holder of Registrable Securities requesting inclusion of the Registrable Securities in the first Piggyback Registration after February 17, 2008, as such holder’s Revised Pro Rata Share; provided, further, however, that if the managing underwriters determine that the inclusion of the number of Other Investor Registrable Securities and Aldabra Registrable Securities proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Other Investor Registrable Securities and Aldabra Registrable Securities pro rata as necessary to negate such adverse impact.

(e)           Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 3 or pursuant to this Section 4, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 120 days has elapsed from the effective date of such previous registration.

5.             Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities within 120 days (in connection with an initial Public Offering) or 60 days (in connection with all other Public Offerings) and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

(b)           promptly notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the

Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)            otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

(l)            the Company agrees to file all reports and supplements which are required to be filed by the Company under the Securities Act so that it may be eligible to effect any registration of Registrable Securities on Form S-3 or any comparable form, successor form or other form if such form is available for use by the Company.

6.             Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company shall be paid by the Company (all such expenses being herein called “Registration Expenses”) and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c)           To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

7.             Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

8.             Participation in Underwritten Registrations; Holdback.  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, in each case pursuant to this clause (ii) that are in customary form.  Each holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, (x) during the seven days prior to and the 90 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company, and (y) during the 90 days after the Effective Time.  Each of the Aldabra Shareholders agrees that the restrictions on transfer in this Section 8 are in addition to, and not in lieu of, any other restrictions on transfer that such Aldabra Shareholder may have agreed to with respect to its shares of Common Stock and warrants exercisable for shares of Common Stock.

9.             Management Equity Arrangements; Subscription Agreement.  Each Other Investor that is party to the Management Equity Agreement, the Company (as successor by merger to GLDD) and MDCP hereby agree that, effective as of the Effective Time, by its execution and delivery hereof, the Management Equity Agreement is hereby amended and restated in the form set forth as Exhibit A attached hereto.  Each of the Company (as successor by merger to GLDD), MDP and each Other Investor party thereto agree that, effective as of the Effective Time, the Subscription Agreement and the Registration Rights Agreement are terminated in their entirety.

10.           Transfer of Restricted Securities.

(a)           General Provisions.  In addition to any other restrictions on transfer to which such shares may be subject, Restricted Securities are transferable only pursuant to (i) Public Offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 10(b) below, any other legally available means of transfer.

(b)           Opinion Delivery.  In connection with the transfer of any Restricted Securities (other than a transfer described in Section 10(a)(i) or (ii) above), upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.  In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 10(c).  If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 10.

(c)           Legend.  Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS EMPLOYEES DATED AS OF DECEMBER 20, 2006, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(d)           Legend Removal.  If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 10(c) from the certificates for such Restricted Securities.

11.           Appointment of Representative.  Each Other Investor that held shares of capital stock of GLDD (each, a “GLDD Investor”) hereby acknowledges and agrees to the appointment of the Company Representative (and its successors designated in accordance with the Merger Agreement) as such GLDD Investor’s representative and attorney-in-fact to act on behalf of such GLDD Investor (whether in its capacity as a holder of Company Capital Stock or otherwise) in accordance with the Merger Agreement, and further acknowledges and agrees to all of the terms of the Merger Agreement.  Without limiting the generality of the foregoing, the Company Representative, in such capacity, shall have such powers and authority as are necessary or appropriate to carry out the functions assigned to it under the Merger Agreement and any other document delivered in connection therewith.  The Company, the Buyer, and the Escrow Agent shall be entitled to rely on the actions taken by the Company Representative without independent inquiry into the capacity of the Company Representative so to act.  All actions, notices, communications and determinations by the Company Representative to carry out such functions shall conclusively be deemed to have been authorized by, and shall be binding upon, such GLDD Investor.  Furthermore, as provided in the Merger Agreement, neither the Company Representative nor any of its officers, directors, employees, agents or representatives shall have any liability to such GLDD Investor with respect to actions taken or omitted to be taken by the Company Representative in such capacity (or any of its officers, directors, employees, agents or representatives in connection therewith), except with respect to the Company Representative’s gross negligence or willful misconduct, and the Company Representative (for itself and its officers, directors, employees, agents and representatives) shall be entitled to full reimbursement for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Company Representative in such capacity (or any of its officers, directors, employees, agents or representatives in connection therewith), and to full indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Company Representative (except for those arising out of the Company Representative’s gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims, by the holders of Company Capital Stock.  The GLDD Investor hereby reaffirms, approves, accepts and adopts, and hereby agrees to comply with and perform, all of the acknowledgements and agreements made by the Company Representative on behalf of the holders of Company Capital Stock in the Merger Agreement and the other documents delivered in connection therewith.

12.           Definitions.  The following terms will have the meanings set forth below:

“Aldabra Registrable Securities” means (i) any shares of Common Stock held by any Aldabra Shareholder on the date hereof, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any other shares of Common Stock of the Company acquired by any Aldabra Shareholder and (iv) any shares of Common Stock issued upon exercise of any warrants outstanding on the date hereof held by any Aldabra Shareholder exercisable for shares of Common Stock.

“Applicable Number” means such number of directors of the Company which, as a percentage of all directors of the Company, when rounded up most closely approximates the percentage of voting power represented by the shares of capital stock of the Company held by MDCP.

“Board” means the Company’s Board of Directors.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Expiration Date” means the first date that the aggregate voting power of capital stock of the Company owned by MDCP and its Affiliates represents less than 5% of the voting power of all capital stock of the Company.

“MDCP Registrable Securities” means (i) any shares of Common Stock originally issued to MDCP pursuant to the Merger or the Holdco Merger, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other Common Stock of the Company acquired by MDCP.  As to any particular MDCP Registrable Securities, such securities shall cease to be MDCP Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or a sale to the public pursuant to Rule 144(k).  For purposes of this Agreement, a Person shall be deemed to be a holder of MDCP Registrable Securities whenever such Person has the right to acquire such MDCP Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Other Investor Registrable Securities” means (i) any shares of Common Stock originally issued to an Other Investor pursuant to the Merger or the Holdco Merger, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other Common Stock of the Company acquired by the Other Investors.  As to any particular Other Investor Registrable Securities, such securities shall cease to be Other Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or a sale to the public pursuant to Rule 144(k).  For purposes of this Agreement, a Person shall be deemed to be a holder of Other Investor Registrable Securities whenever such Person has the right to acquire such Other Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Common Stock.

“Public Sale” means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 (or similar rule then in effect) promulgated under the 1933 Act effected through a broker, dealer or market maker.

“Registrable Securities” means, collectively, MDCP Registrable Securities, Aldabra Registrable Securities and Other Investor Registrable Securities.

“Restricted Securities” means (i) the Common Stock, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any warrants exercisable for Common Stock outstanding on the date hereof that are not freely tradable under applicable law and regulation.  As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.  Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in this Agreement.

“Revised Pro Rata Share” means a fraction, (x) the numerator of which equals the difference between (i) the product of (a) the percentage of Registrable Securities owned by such holder (as a percentage of all Registrable Securities then outstanding) immediately prior to the Prior Registration multiplied by (b) the sum of (A) the aggregate number of Registrable Securities included in the Prior Registration plus (B) the aggregate number of Registrable Securities to be included in the Piggyback Registration in question minus (ii) the aggregate number of Registrable Securities sold by such holder in the Prior Registration and (y) the denominator of which is the number of Registrable Securities to be included in such Piggyback Registration.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity; provided that Amboy Aggregates shall not be considered a Subsidiary for any purpose hereof.

13.           Miscellaneous.

(a)           Selection of Investment Bankers.  Subject to the terms of Section 3(e), the selection of investment banker(s) and manager(s) for any public offering or private sale of

Registrable Securities by holders of the Registrable Securities shall be made by the holders of a majority of  the Registrable Securities included in such offering or sale.

(b)           No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.  The parties hereto agree that that certain Registration Rights Agreement, dated as of December 22, 2003, by and among the Company and certain of its stockholders is hereby terminated in its entirety.

(c)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of MDCP Registrable Securities; provided that if any such amendment or waiver would adversely affect in any material manner the rights of any holders of Registrable Securities relative to other holders of Registrable Securities similarly situated with respect to such rights under this Agreement, such amendment or waiver must be approved in writing by the holders of a majority of such Registrable Securities so adversely affected.

(e)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.  Each party (including the Company) acknowledges and agrees that promptly after the Closing contemplated by the Merger, it is contemplated that the Company will merge with and into a second-tier subsidiary of the Company (“Holdco Merger Sub”) through the Holdco Merger (as defined in the Merger Agreement), with the effect that the Company will be a wholly-owned subsidiary of Holdco and thereafter the Post-Closing Mergers will take place with the effect that (i) Great Lakes Dredge & Dock Corporation will merge with and into the surviving company of the Merger, (ii) the surviving corporation of the merger referred to in clause (i) will merge with and into the surviving corporation of the Holdco Merger, and (iii) the surviving corporation referred to in clause (ii) will merge with and into Holdco.  Each party acknowledges and agrees that effective as of immediately prior to the consummation of the Holdco Merger, without further action on the part of any party hereto, the Company does hereby assign to Holdco, and Holdco does assume, all rights and obligations of the Company hereunder and from and after the effectiveness of such assignment Holdco shall be “the Company” for all purposes of this Agreement and all rights and obligations of the parties hereto shall automatically survive the Merger, the Holdco Merger and the Post-Closing Mergers.  Each of MDCP and each Other Investor party hereto as of the date of this Agreement irrevocably agree, after review of the information statement circulated by GLDD in connection with the Merger, that he, she or it is irrevocably waiving all appraisal rights arising under Delaware law that he, she or it may have from the Merger and the Holdco Merger.

(f)            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)            Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)            Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Company, MDCP and each Other Investor at the address indicated on the signature pages hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k)           Third-Party Beneficiaries.  Each Person asked to rely on any covenants or agreements of the Company Representative shall be entitled to rely on the covenants and agreements of the GLDD Investors set forth in Section 11 of this Agreement.

*     *     *     *    *

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

ALDABRA ACQUISITIONS CORPORATION

By:	/s/ Jason G. Weiss

Its:	Chief Executive Officer

Address:

c/o Terrapin Partners LLP
540 Madison Avenue
New York, New York 10022
Attention: Chief Executive Officer

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

By:	/s/ Jason G. Weiss

Its:	Chief Executive Officer

Address:

2122 York Road
Oak Brook, IL 60523
Attention: Chief Executive Officer
Chief Financial Officer

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, L.L.C.
Its:	General Partner

By:	/s/ Thomas S. Souleles

Its:	Member

Address:

c/o Madison Dearborn Partners, LLC
Three First National Plaza
70 W. Madison, Suite 3800
Chicago, IL 60602
Attention: Samuel M. Mencoff
Thomas S. Souleles